                                                                    EXHIBIT 12.1

                                 FORCENERGY INC
                             COMPUTATION OF RATIOS

                                                                                                      SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                            JUNE 30,
                                      -------------------------------------------------------      --------------------
                                        1991        1992        1993         1994        1995         1995         1996
                                        ----        ----        ----         ----        ----         ----         ----
 Ratio of Earnings to Fixed
 Charges:

 Net income before income taxes       $ 2,775    $   4,394    $  3,199    $  (6,478)  $  (2,928)   $  (2,760)   $   5,868
 Fixed Charges (1)                        233        2,303       6,192        9,529      11,668        6,519        5,913
                                      -------    ---------    --------    ---------   ---------    ---------    ---------
          Earnings                    $ 3,008    $   6,697    $  9,391    $   3,051   $   8,740    $   3,759    $  11,781
                                      =======    =========    ========    =========   =========    =========    =========

          Fixed Charges (2)           $   233    $   2,303    $  6,549    $  11,058   $  14,234    $   7,612    $   6,970
                                      =======    =========    ========    =========   =========    =========    =========

 Ratio of Earnings to Fixed
                                      =======    =========    ========    =========   =========    =========    =========
 Charges                                12.9x         2.9x        1.4x         0.3x        0.6x         0.5x         1.7x
                                      =======    =========    ========    =========   =========    =========    =========

(1) Includes interest expense, excluding amounts capitalized, plus amortization of debt issuance costs.
(2) Includes interest expense plus amortization of debt issuance costs.